LightPath Technologies, Inc. S-8

EXHIBIT 23.1

Consent of Cross, Fernandez & Riley, LLP,
Independent Registered Public Accounting Firm

Consent of Independent Registered Public Accounting Firm

LightPath Technologies, Inc.
Orlando, Florida

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of our report dated September 5, 2012 relating to the consolidated financial statements of LightPath Technologies, Inc. appearing in the Company’s Annual report on Form 10-K for the year ended June 30, 2012.

/s/  Cross, Fernandez & Riley, LLP
Cross, Fernandez & Riley, LLP
Orlando, Florida
May 9, 2013